EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G, dated February 11, 2013, with respect to the shares of Common Stock, par value $0.0001 per share, of Amyris, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13G and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

In witness whereof, the undersigned have caused this Agreement to be executed on their behalf this 11th day of February, 2014.

NAXOS CAPITAL PARTNERS SCA SICAR

By: Naxos Capital Managers S.àr.l.

By: Compagnie Financière de
Gestion Luxembourg S.A.

By: /s/ Jacques Reckinger
Name: Jacques Reckinger
Title: Chief Executive Officer

NAXOS CAPITAL MANAGERS S.ÀR.L.

By: Compagnie Financière de
Gestion Luxembourg S.A.

By: /s/ Jacques Reckinger
Name: Jacques Reckinger
Title: Chief Executive Officer

NAXYRIS, S.A.

By: /s/ Jacques Reckinger
Name: Jacques Reckinger
Title: Director

By: /s/ Christoph Piel
Name: Christoph Piel
Title: Director